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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE


                 KEYSTONE PROPERTY TRUST ANNOUNCES NEW TRUSTEES

WEST CONSHOHOCKEN, PENNSYLVANIA, JULY 12, 2002 - Keystone Property Trust (NYSE:
KTR) (the "Company" or "Keystone") announced today that its Board of Trustees has elected Russell C. Platt to the Board, effective immediately. Mr. Platt replaces Michael J. Falcone, who has resigned from the Board to pursue personal interests, which may involve non-core properties Keystone may sell. Mr. Platt's term will expire at the Annual Meeting of Shareholders to be held in 2003.

Mr. Platt joins Rodney B. Berens as a new member of the Board. Mr. Berens was elected at the 2002 Annual Meeting of Shareholders and will serve for a three-year term expiring at the Annual Meeting of Shareholders in 2005. He replaces Scott H. Rechler, whose term expired at the meeting. The Board continues to consist of nine members, eight of whom are outside trustees.

Mr. Platt was a Managing Director at Security Capital Research & Management until the firm was acquired by General Electric earlier this year. He has also served in executive positions at JER International and Morgan Stanley. As a Managing Director of Morgan Stanley, Mr. Platt had primary responsibility for managing the global real estate investment business for Morgan Stanley Asset Management ("MSAM"). Mr. Platt served as a trustee of the Company from June 1999 until June 2001, when he resigned due to internal policies at Security Capital.

Mr. Berens is the founding partner of Berens Capital Management, LLC, an investment firm based in New York. Mr. Berens has more than 30 years of experience in the securities industry. From 1992 to 1998, he was at Salomon Brothers, where he was a member of the five-person firm operating committee, the top executive body at the firm. While at Salomon, Mr. Berens was also the Head of Global Equities. Prior to joining Salomon, Mr. Berens was at Morgan Stanley, where he was Managing Director, Head of Equity Trading and Global Research.

Jeffrey E. Kelter, President and Chief Executive Officer of Keystone, commented, "We welcome Rod to our Board, and we are pleased that Russell is able to rejoin us after a year's absence. In this era of heightened concern over corporate governance, we are pleased to be able to add these two highly qualified and independent trustees. I'd also like to thank Mike and Scott for their service as trustees. They have provided tremendous contributions over the years, and their insights and wisdom will be missed."

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 123 industrial and office properties aggregating 22 million square feet in the Eastern United States. Keystone's industrial portfolio contains 20 million square feet of big box distribution assets, with approximately 14 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis.


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          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com

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For more information, contact Aleathia M. Hoster at 212-527-9900, send email to
info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

CONTACT:  ALEATHIA M. HOSTER OF KEYSTONE PROPERTY TRUST (PHONE: 212-527-9900)






                                   Page 2 of 2

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com